                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 20, 1998 (except with respect to the matters discussed in Notes 5(b), (c) and 10, as to which the date is April 4, 1998) included in Visual Edge Systems Inc.'s 1997 Annual Report on Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.

                                          /S/ ARTHUR ANDERSEN LLP

Miami, Florida,
April 7, 1998.